Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES AND BC ALPHA HOLDINGS II, LLC AND SUBSIDIARIES

The following unaudited pro forma condensed combined consolidated financial statements of Western Capital Resources, Inc. and Subsidiaries (“Western Capital”) and BC Alpha Holdings II, LLC and Subsidiaries give effect to the merger of BC Alpha Holdings II, LLC, its subsidiary BC Alpha, LLC and its 99.2% owned subsidiary AlphaGraphics, Inc. (collectively “AlphaGraphics Entities”) into Western Capital in accordance with an Agreement and Plan of Merger (“Agreement”). Western Capital and the AlphaGraphics Entities are affiliated entities under common control.

Western Capital completed its acquisition of the AlphaGraphics Entities after the close of business on September 30, 2014, pursuant to the Agreement entered into August 29, 2014, by and among Western Capital Resources, Inc., WCRS Acquisition Co., LLC, and BC Alpha Holdings II, LLC. Pursuant to the Agreement, all of the outstanding membership interests in BC Alpha Holdings II, LLC were exchanged for 2,986,823 shares of Western Capital common stock representing approximately 49.8% of the total issued and outstanding common stock of Western Capital after the merger.

AlphaGraphics, Inc. is a franchisor in a global network of over 270 independently owned and operated Business Centers, united by the single purpose of driving results for franchisees through innovative and effective marketing and printing services.

Western Capital and the AlphaGraphics Entities were under common control prior to the merger transaction. Accordingly, the assets and liabilities of the AlphaGraphics Entities are accounted for at their carrying amounts as of the date of transfer.

The unaudited pro forma condensed combined consolidated financial information has been prepared in accordance with SEC Regulation S-X Article 11. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results that would have been achieved if the merger of the AlphaGraphics Entities and Western Capital had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES AND BC ALPHA HOLDINGS II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of September 30, 2014

(in Thousands)

		AlphaGraphics	Pro Forma		Pro Forma
	Western Capital	Entities	Adjustments	Note 3	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,072	$168	$-		$3,240
Accounts and loans receivable, net	5,094	1,227	-		6,321
Inventory	2,003	21	-		2,024
Prepaid expenses and other	528	249	-		777
Income Taxes Receivable	-	32	-		32
Deferred income taxes	470	162	-		632
TOTAL CURRENT ASSETS	11,167	1,859	-		13,026

NOTES RECEIVABLE, net	-	636	-		636

PROPERTY AND EQUIPMENT, net	881	374	-		1,255

GOODWILL	12,894	-	-		12,894

INTANGIBLE ASSETS, net	284	7,017	-		7,301

OTHER	148	36	-		184

TOTAL ASSETS	$25,374	$9,922	$-		$35,296

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,986	$2,493	$-		$5,479
Income taxes payable	253	-	-		253
Current portion of long-term debt	2,000	1,543	-		3,543
Deferred revenue and other	270	354	-		624
TOTAL CURRENT LIABILITIES	5,509	4,390	-		9,899

LONG TERM LIABILITIES
Note payable, net of current portion	-	2,500	-		2,500
Capital lease obligations, net of current portion	-	41	-		41
Deferred income taxes	1,403	2,272	-		3,675
Other	-	145	-		145
TOTAL LONG-TERM LIABILITIES	1,403	4,958	-		6,361

TOTAL LIABILITIES	6,912	9,348	-		16,260

EQUITY

SHAREHOLDERS’ EQUITY
Common stock, no par value 5,997,588 shares issued and outstanding.	-	-	-	(a)	-
Treasury stock	-	(16)	16	(a)	-
Additional paid-in capital	22,353	5,811	(5,242)	(a)	22,922
Accumulated deficit	(3,891)	(5,221)	5,221	(a)	(3,891)
TOTAL SHAREHOLDERS' EQUITY	18,462	574	(5)		19,031
NON-CONTROLLING INTEREST	-	-	5	(b)	5
TOTAL EQUITY	18,462	574	-		19,036

TOTAL LIABILITIES AND EQUITY	$25,374	$9,922	$-		$35,296

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES AND BC ALPHA HOLDINGS II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2013

(in Thousands, except share amounts)

		AlphaGraphics	Pro Forma		Pro Forma
	Western Capital	Entities	Adjustments	Note 3	Combined

REVENUES
Retail sales and associated fees	$17,509	$-	$-		$17,509
Financing fees and interest	11,279	37	-		11,316
Royalty and franchise fees, net	-	10,144	-		10,144
Other revenue	4,102	1,831	-		5,933
	32,890	12,012	-		44,902

COST OF REVENUES	10,268	-	-		10,268

GROSS PROFIT	22,622	12,012	-		34,634

OPERATING EXPENSES
Selling, general and administrative	17,305	8,996	(256)	(d)	26,045
Provisions for loan losses	1,859	-	-		1,859
Depreciation and amortization	521	437	-		958
	19,685	9,433	(256)		28,862

OPERATING INCOME	2,937	2,579	256		5,772

OTHER EXPENSE
Interest expense	(332)	(163)	-		(495)

INCOME BEFORE INCOME TAXES	2,605	2,416	256		5,277

PROVISION FOR INCOME TAXES	985	1,004	97	(e)	2,086

NET INCOME	1,620	1,412	159		3,191

NET INCOME APPLICABLE TO NON-CONTROLLING INTEREST	-	(11)	(1)	(f)	(12)

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$1,620	$1,401	$158		$3,179

NET INCOME PER COMMON SHARE
Basic and Diluted	$0.54				$0.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	3,012,249	2,986,823		(g)	5,999,072

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES AND BC ALPHA HOLDINGS II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2014

(in Thousands, except share amounts)

		AlphaGraphics	Pro Forma		Pro Forma
	Western Capital	Entities	Adjustments	Note 3	Combined
REVENUES
Retail sales and associated fees	$15,681	$-	$-		$15,681
Financing fees and interest	8,229	12			8,241
Royalty and franchise fees, net	-	7,735	-		7,735
Other revenue	2,901	1,329	-		4,230
	26,811	9,076	-		35,887

COST OF REVENUES	8,841	-	-		8,841

GROSS PROFIT	17,970	9,076	-		27,046

OPERATING EXPENSES
Selling, general and administrative	14,346	7,148	(639)	(c)(d)	20,855
Provisions for loan losses	1,268	-	-		1,268
Depreciation and amortization	342	394	-		736
	15,956	7,542	(639)		22,859

OPERATING INCOME	2,014	1,534	639		4,187

OTHER EXPENSE
Interest expense	(191)	(228)	-		(419)

INCOME BEFORE INCOME TAXES	1,823	1,306	639		3,768

PROVISION FOR INCOME TAXES	686	434	243	(e)	1,363

NET INCOME	1,137	872	396		2,405

NET INCOME APPLICABLE TO NON-CONTROLLING INTEREST	-	(7)	(3)	(f)	(10)

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$1,137	$865	$393		$2,395

NET INCOME PER COMMON SHARE
Basic and Diluted	$0.38				$0.40

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	3,010,922	2,986,823		(g)	5,997,745

The accompanying notes are an integral part of these Unaudited Pro Forma

Condensed Combined Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES AND BC ALPHA HOLDINGS II, LLC AND SUBSIDIARIES

Note 1. Description of the Transaction

Western Capital Resources, Inc. (“Western Capital”) completed its acquisition of the AlphaGraphics Entities after the close of business on September 30, 2014, pursuant to the Agreement and Plan of Merger entered into August 29, 2014. Western Capital and the AlphaGraphics Entities are affiliated entities under common control. As contemplated under the Merger Agreement, all of the outstanding membership interests in BC Alpha Holdings II, LLC were exchanged for 2,986,823 shares of Western Capital common stock representing approximately 49.8% of the total issued and outstanding common stock of Western Capital after the merger.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated balance sheet represents the combined financial position of Western Capital and the AlphaGraphics Entities as of September 30, 2014 as if the merger was consummated on September 30, 2014. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger of the AlphaGraphics Entities and Western Capital as if it had been consummated on January 1, 2013, the latter of the beginning of the earliest pro forma period presented and the date of common control.

The unaudited pro forma condensed combined consolidated financial statements have been derived from the historical consolidated financial statements of Western Capital and the AlphaGraphics Entities. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma condensed combined consolidated financial statements.

AlphaGraphics, Inc.’s fiscal year ends June 30. The unaudited pro forma condensed consolidated statements of income for AlphaGraphics, Inc. have been updated to match the year end of Western Capital. The unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2014 includes (1) AlphaGraphics, Inc.’s results of operations for the six months ended June 30, 2014, which results were included in AlphaGraphics, Inc.’s audited consolidated statement of income for the fiscal year ended June 30, 2014, (2) AlphaGraphics, Inc.’s results of operations for the three months ended September 30, 2014, which results have been derived from AlphaGraphics, Inc.’s unaudited internal financial records and (3) BC Alpha, LLC’s results of operations (which were minimal) for the nine months ended September 30, 2014, which results have been derived from BC Alpha, LLC’s unaudited internal financial records. The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2013 includes (1) AlphaGraphics, Inc.’s results of operations for the six months ended December 31, 2013, which results were included in AlphaGraphics, Inc.’s audited consolidated statement of income for the fiscal year ended June 30, 2014, (2) AlphaGraphics, Inc.’s results of operations for the six months ended June 30, 2013, which results were included in AlphaGraphics, Inc.’s audited consolidated statement of income for the fiscal year ended June 30, 2013 and (3) BC Alpha, LLC’s results of operations (which were minimal) for the year ended December 31, 2013, which results have been derived from BC Alpha, LLC’s unaudited internal financial records. BC Alpha Holdings II, LLC had no operating activity. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2014 includes the AlphaGraphics Entities’ condensed consolidated balance sheet as of September 30, 2014, which has been derived from unaudited internal financial records.

The AlphaGraphics Entities merger into Western Capital is reflected in the unaudited pro forma condensed combined consolidated financial statements as a merger of entities under common control in accordance with Accounting Standards Codification Topic 805, "Business Combinations". Under these accounting standards, Western Capital, as the acquirer, recognized the assets and liabilities of the AlphaGraphics Entities at their historical values as of the date of merger.

Estimated transaction costs have been excluded from the unaudited pro forma condensed combined consolidated statements of income as they reflect expenses directly related to the AlphaGraphics Entities merger which do not have a continuing impact.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The unaudited adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(a)	Stockholders' equity. The unaudited pro forma condensed combined consolidated balance sheet reflects the issuance of approximately 3.0 million shares of Western Capital no par value common stock upon the closing of the merger and the replacement of the AlphaGraphics Entities’ historical equity balances with an increase to paid-in capital equal to the net equity value of the AlphaGraphics Entities less non-controlling interest as of the date of the merger.

(b)	Non-controlling interest. The unaudited pro forma condensed combined consolidated balance sheet reflects the equity of minority AlphaGraphics, Inc. shareholders.

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statements of Income

(c)	Elimination of transaction costs. Total Western Capital and the AlphaGraphics Entities transaction costs related to the merger, estimated to be $154,000 and $272,000, respectively, have been recorded as a selling, general and administrative expense within the unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2014. These costs have been eliminated from selling, general and administrative expenses with this adjustment for the nine months ended September 30, 2014 as these costs relate directly to the transaction and do not have an ongoing impact.

(d)	Reduced Management and Advisory (M&A) Fee. Prior to the merger, each company operated under a separate M&A agreement with Blackstreet Capital Management, LLC. Upon closing, the M&A agreement between AlphaGraphics, Inc. and Blackstreet Capital Management, LLC terminated. The M&A fee expense, as recalculated for the consolidated entities, has been reduced by approximately $256,000 and $213,000 for the year ended December 31, 2013 and nine months ended September 30, 2014, respectively.

(e)	Provision for income taxes. The adjustment to provision for income taxes reflects the total pre-tax net pro forma adjustments to operating results multiplied by the estimated effective income tax rate of 38%.

(f)	Net income applicable to non-controlling shareholders. The adjustment to net income applicable to shareholders reflects the net income applicable to AlphaGraphics, Inc.’s 0.8% non-controlling shareholders.

(g)	Shares outstanding. The unaudited pro forma weighted average number of basic and diluted shares outstanding is calculated for each period presented by adding Western Capital’s weighted average number of basic and diluted shares outstanding for that period and the number of Western Capital shares that would have been issued to the AlphaGraphics, Inc. shareholders as a result of the merger. There were no dilutive securities as of September 30, 2014 and December 31, 2013